Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

of

QLogic Corporation

(as Adopted on June 15, 2016)

ARTICLE I. OFFICES

Section 1. Registered Office. The registered office shall be at 1209 Orange Street, city of Wilmington, county of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2. Principal Office. The principal office of the corporation is hereby fixed at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. The Board of Directors (herein called the “Board”) is hereby granted full power and authority to change said principal office from one location to another. Any such change shall be noted on the by-laws opposite this Section, or this section may be amended to state the new location.

Section 3. Other Offices. The corporation may also have offices at such other places both within and without the state of Delaware as the Board may from time to time determine or as the business of the corporation may require.

ARTICLE II. STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held at such places, if any, within or without the State of Delaware, as may be designated from time to time by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof or, if not so designated, at the principal office of the corporation.

Section 2. Annual Meetings. Annual meetings of stockholders for the purpose of electing directors and for the transaction of such proper business as may come before such meetings shall be held at such time and date as the Board shall determine by resolution and state in the notice of the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board, the Chairman of the Board, or the President. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Notice of Meeting. Except as otherwise required by law, the Certificate of Incorporation or these by-laws, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of such meeting. Such notice shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting), the date, and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted.

Notice of a meeting of the stockholders shall be given either personally or by first-class mail, or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the records of the corporation or given by the stockholder to the corporation for the purpose of notice or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder. Notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation, or, if a stockholder shall have filed with the Secretary a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, assistant corporate secretary or any transfer agent or other agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 233 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

Section 5. Quorum. The holders of a majority of the shares of stock entitled to vote at any meeting of the stockholders of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat or any adjournment thereof, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereon, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 6 of this Article, until a quorum shall be present or represented.

Section 6. Adjourned Meeting; Notice. Any meeting of stockholder may be adjourned from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 7. Voting.

(a) The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

(b) Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the proxy of the pledgee, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

(c) Any such voting rights may be exercised, by the stockholder entitled thereto in person or by the stockholder’s proxy appointed in accordance with Section 11 of this Article. The attendance at any meeting of a stockholder who may theretofore have given a proxy, in itself without voting in person, shall not have the effect of revoking the same unless the stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.

(d) At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these by-laws, the rules or regulations of any stock exchange applicable to the corporation or by applicable law or pursuant to any regulation applicable to the corporation or its securities, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereon, a quorum being present. The vote at any meeting of the stockholders on any questions need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder’s proxy, if there be such proxy, and each ballot shall state the number of shares voted.

Section 8. Record Date. (a) The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or adjournment thereof. The record date so fixed shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall, unless otherwise required by law, be not more than 60 nor less than 10 days prior to the date of the meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case the Board shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any change, conversion or exchange of stock or in respect of any other lawful action, the Board may fix a record date, which shall not be more than 60 days prior to such other action. If no such record date is fixed, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.

(d) When a record date is so fixed in accordance with this Section 8 of Article II, only stockholders of record on that date are entitled to notice of and to vote at the meeting, to express consent to corporate action in writing without a meeting or to receive the dividend distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.

Section 9. Consent of Absentees. The transaction of any meeting of stockholders, however called and noticed, and wherever held, is as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to notice, not present in person or by proxy, waives notice by electronic transmission or signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting stall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or waiver or notice by electronic transmission, except as may be provided in the Delaware General Corporation Law.

Section 10. Action without Meeting. (a) Unless otherwise proscribed by statute or the Certificate of Incorporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date, which record date shall be fixed as provided in Section 8 of this Article. The Board shall promptly, but in all events within 10 days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to Section 8(c) of this Article). If no record date has been fixed by the Board as provided in Section 8 of this Article or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to give consent pursuant to this Section 10, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such 10-day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In the event of the delivery, in the manner provided by this Section 10 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 10 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 10(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(d) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the earliest dated written consent received in accordance with this Section 10, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 10 and applicable law, and not revoked.

Section 11. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a proxy given by such stockholder. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing or electronic transmission delivered to the corporation stating that the proxy is revoked or by a subsequent proxy presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person granting the proxy; provided, however, that no proxy shall be valid after the expiration of 3 years from its date unless otherwise provided in the proxy.

Section 12. Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint any persons, other than nominees for office, as inspectors of elections to act at such meetings and any adjournment thereof. If inspectors of elections are not so appointed or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may make such appointment at the meeting. The number of inspectors shall be either one or three.

The duties of such inspectors shall be as prescribed by the Board and shall include determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting and the authenticity, validity, and effect of proxies; hearing and determining all challenges and questions in any way arising in connection with any determination by such inspectors; counting and tabulating all votes, ballots or consents; certifying the inspectors’ determination of the number of shares represented at the meeting and the count of all votes, ballots or consents; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

Section 13. Conduct of Meeting. The Chairman of the Board shall preside as Chairman at all meetings of the stockholders. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chairman. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure, unless and to the extent determined otherwise by the Board. The Chairman’s rulings on procedural matters shall be conclusive and binding on all stockholders.

Section 14. Preparation of Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as otherwise provided by law, the stock books and records shall be the only evidence as to who are the stockholders entitled to examine the stock books and records of the corporation, or such list, or to vote in person or by proxy at any meeting of stockholders.

Section 15. Notice of Stockholder Business and Director Nominations.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 15.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 15, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 15 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 15 to the contrary, in the event that the number of directors to be elected to the Board of the corporation is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 15 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 15 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 15. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 15 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 15. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 15 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 15) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 15, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 15, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 15, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 15; provided however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 15 (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 15 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of A(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 15 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III. DIRECTORS

Section 1. Powers. Subject to the limitations of the Certificate of Incorporation or these by-laws, and the Delaware General Corporation Law relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these by-laws:

(a) To select and remove all the officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Certificate of Incorporation or these by-laws, fix their compensation, and require of them security for faithful service.

(b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation or these by-laws, as they may deem best.

(c) To adopt, make, and use a corporate seal, and to prescribe the forms of certificate of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

(d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

(e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 2. Number of Directors. The number of directors may be fixed from time to time by a majority vote of the entire Board.

Section 3. Vacancies. Any director may resign effective upon giving written notice or notice by electronic transmission to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies or newly created directorships not filled by the directors. Any such election by written consent requires the unanimous consent of the outstanding shares entitled to vote. If the Board accepts the resignation of any director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 4. Election and Term of Office.

(a) The directors shall be elected at each annual meeting of stockholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until expiration of the term for which elected and until a successor has been elected and qualified or until any such director is removed or resigns.

(b) Except as otherwise provided by the Certificate of Incorporation or these by-laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided that, if, as of the 10th day preceding the date the notice of the meeting is first mailed for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 4 of Article III, a majority of the votes cast shall mean that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

(c) In order for any incumbent director to become a nominee of the Board for further service on the Board, such person shall have tendered, prior to the mailing of the proxy statement for the annual or special meeting at which he or she is to be nominated for election as a director, an irrevocable resignation in accordance with Section 141(b) of the Delaware General Corporation Law that is contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board in accordance with policies and procedures adopted by the Board for that purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board pursuant to these by-laws, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and the corporation shall publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) the Board’s decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within 90 days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.

(d) If the Board accepts a director’s resignation pursuant to this by-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy in accordance with the provisions of these by-laws or may decrease the size of the Board in accordance with the provisions of these by-laws.

Section 5. Place of Meeting. Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

Section 6. Regular Meetings. Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting without call or notice for the purpose of organization, election of officers, and the transaction of other business. Other regular meetings of the Board shall be held as specified by the Board.

Section 7. Special Meetinqs. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon not less than four days’ written notice or not less than 24 hours’ notice given personally or by telephone, or sent by facsimile, electronic mail or other electronic transmission addressed to each director to the extent and in the manner permitted by applicable law. Any such notice shall be addressed or delivered to each director at such director’s address as is shown upon the records of the corporation or as may have been given to the corporation by the director for the purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic transmission, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8. Quorum. Except as may be otherwise specifically provided in these by-laws, by statute or by the Certificate of Incorporation, at all meetings of the Board a majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

Section 9. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 10. Participation in Meetinqs by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Waiver of Notice. Notice of a meeting need not be given to any director who waives (in writing or by electronic transmission) notice of or consents to holding of the meeting or approves the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, transmissions, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of directors to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 13. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 14. Intentionally Omitted.

Section 15. Committees. The corporation hereby elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law. The Board may designate one or more committees, each consisting of one or more directors of the corporation. Any such committee must be designated by resolution adopted by the Board and may be designated an Executive Committee, a Nominating and Governance Committee or such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified members. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Unless the Board or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

Section 16. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed at any time, with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the corporation.

Section 17. Chairman of the Board. The Board shall elect one of the directors as the Chairman of the Board who shall preside at all meetings of the Board and all meetings of stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

ARTICLE IV. OFFICERS

Section 1. Officers. The officers of the corporation shall be a president, a chief financial officer, and a secretary. The corporation may also have, at the discretion of the Board, one or more vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these by-laws otherwise provides.

Section 2. Election. The officers of the corporation, except such officers as may-be elected or appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3. Subordinate Officers. The Board may elect, and may empower the President to appoint, such other officers and agents as it or he shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Compensation. The compensation of all officers and agents of the corporation shall be fixed from time to time by the Board or a duly designated committee of the Board; provided, however, that the President may be empowered to fix the compensation of each officer or agent appointed in accordance with the provisions of Section 3 of this Article. No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation. Nothing contained herein shall preclude any officer from serving the corporation, or any subsidiary entity, in any other capacity and receiving compensation therefor.

Section 5. Election, Removal, Resignation, and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified or until any such officer is removed or resigns. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these by-laws for regular election or appointment to such office.

Section 6. President. The President is the Chief Executive Officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the operations and officers of the corporation. The President has the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation, and such other powers and duties as may be prescribed by the Board. In the absence of the Chairman of the Board, the President, if present, shall preside at all meetings of the Board and all meetings of stockholders.

Section 7. Vice Presidents. In the absence or disability of the President, the Vice President (or in the event there be more than one vice president, the Vice Presidents in the order designated by the Board) shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board, the Chairman of the Board and/or the President, respectively, may from time to time prescribe.

Section 8. Secretary. The Secretary shall keep or cause to be kept, at the principal office and such other places as the Board may order, a book of minutes of all meetings of stockholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the by-laws of the corporation at the principal office of the corporation.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these by-laws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 9. Chief Financial Officer. The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these by-laws required to be sent to them. The books of the account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall reimburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition or the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE V.

Section 1. Certificates for Stock.

(a) The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of, the corporation by the Chairman of the Board or the President or Vice President, and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is used, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

(b) A record shall be kept of the respective names of the persons, firms or corporations owning shares of stock of the corporation, the number and class of shares represented by certificates or in uncertificated form, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every share of stock represented by a certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4 of this Article.

Section 2. Transfers of Stock. Transfer of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article, and upon surrender of the certificate or certificates for such shares properly endorsed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all shares of stock represented by certificates to bear the signature or signatures of any of them.

Section 4. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

ARTICLE VI. OTHER PROVISIONS

Section 1. Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this corporation and any other person, when signed by the President or any vice president, and the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officer did not have authority to execute the same. Any such instrument may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 2. Representation of Shares of Other Corporations. The President, any vice president or any other officer or officers authorized by the Board or by the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all securities of any other entity standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized to do so by proxy or power of attorney duly executed by said officer.

Section 3. Stock Purchase Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installment or at one time, and may provide for aiding any such person in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon the transfer of the shares, the time limits of and termination of the plan or the agreement, and any other matters, not in violation of applicable law, as may be included in the plan or the agreement as approved or authorized by the Board or any committee of the Board.

Section 4. Accounting Year. The accounting year of the corporation shall be fixed by resolution of the Board.

Section 5. Amendments. These by-laws, or any of them, may be altered, amended or repealed, and new by-laws may be made, (i) by the Board or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Except as otherwise provided by the Delaware General Corporation Law, any by-laws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

ARTICLE VII. INDEMNIFICATION AND ADVANCEMENT

Section 1. Scope of Indemnification. The corporation shall Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact a such person is or was a director of the corporation or an officer of the corporation appointed by the Board, or, while a director of the corporation or an officer of the corporation appointed by the Board, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent permitted by Delaware law and the Certificate of Incorporation. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person pursuant to this Article VII in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board.

Section 2. Advance of Expenses. Costs and expenses (including attorneys’ fees) incurred by or on behalf of a director of the corporation or an officer of the corporation appointed by the Board in defending or investigating any action, suit, proceeding or investigation shall be paid by the corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that he is not entitled to indemnification. Notwithstanding the foregoing, the obligation of the corporation to advance costs and expenses pursuant to these by-laws shall be subject to the condition that, if, when and to the extent that the corporation determines, at any time prior to the final disposition of the proceedings, that the indemnitee would not be permitted to be indemnified under applicable law, the corporation shall be entitled to be reimbursed, within thirty (30) days of such determination, by the indemnitee (who shall agree to reimburse the corporation as a condition to receipt of any such advances) for all such amounts theretofore paid; provided, however, that if the indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee may be indemnified under applicable law, any determination made by the corporation that the indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the indemnitee shall not be required to reimburse the corporation for any advance of costs or expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

Section 3. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 4. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5. Insurance. Upon resolution passed by the Board, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 6. Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Section 7. Amendment or Repeal. Any right to indemnification and advancement of expenses of any person covered by the provisions of this Article VII arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these by-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 8. Other Indemnification and Advancement of Expenses. This Article VII shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than the persons covered by this Article VII when and as authorized by appropriate corporate action.

ARTICLE VIII. EMERGENCY PROVISIONS

Section 1. General. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other by-laws of this corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the by-laws other than those contained in this Article.

Section 2. Unavailable Directors. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3. Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever is greater.

Section 4. Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the by-laws of a corporation to specify.

Section 5. Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6. Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the stockholder owning the largest number of shares of record as of the date of the last record date.

Section 7. Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8. Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9. Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10. Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

ARTICLE IX. FORUM SELECTION

Section 1. Forum Selection. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and to have consented to the provisions of this Section 1.

CERTIFICATE BY SECRETARY OF ADOPTION BY DIRECTORS

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of the above-named corporation and that the above and foregoing by-laws were adopted as the by-laws of said corporation by the persons elected to act as the directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of June, 2016.

Secretary

/s/ Michael L. Hawkins

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